PARTICIPATION AGREEMENT

                                      among

                        CONVERGENCE COMMUNICATIONS, INC.,
                 a Nevada, United States of America corporation,

                              TELEMATICA EDC, C.A.,
                         a Venezuelan compania anonima,

                              TCW/CCI HOLDING LLC,
                      a Delaware limited liability company,

                       INTERNATIONAL FINANCE CORPORATION,
       an international organization established by Articles of Agreement among its member countries

                           GLACIER LATIN-AMERICA LTD.,
             a British Virgin Islands International Business Company

                 FONDELEC ESSENTIAL SERVICES GROWTH FUND, L.P.,
                  a Cayman Islands exempt limited partnership,

                                INTERNEXUS S.A.,
                         an Argentine sociedad anonima,

                                       and

                        LANCE D'AMBROSIO, TROY D'AMBROSIO
                                     and the
                         ESTATE OF GEORGE S. D'AMBROSIO




                             Dated: October 15, 1999

                                 TABLE OF CONTENTS

                                                                            Page


1.       Definitions...........................................................2

2.       The Transactions......................................................2
         (a)      The Transactions.............................................2
         (b)      The Closing and the Subsequent Closing.......................6
         (c)      Deliveries at the Closing....................................6
         (d)      Deliveries at the Subsequent Closing.........................9

3.       Representations and Warranties of Investors..........................10
         (a)      Organization of the Investors...............................11
         (b)      Authorization of Transaction................................11
         (c)      Noncontravention............................................11
         (d)      Brokers' Fees...............................................12
         (e)      Investment Intent...........................................12
         (f)      Restrictive Legend..........................................12
         (g)      Accredited Investor.........................................13
         (h)      HSR Warranty............................................... 14

4.       Representations and Warranties of the Company Concerning
         the Company and its Subsidiaries.....................................14
         (a)      Organization, Qualification and Corporate Power.............14
         (b)      Authorization of Transaction................................15
         (c)      Capitalization..............................................15
         (d)      Noncontravention............................................16
         (e)      Intellectual Property; Permits and Licenses.................17
         (f)      Financial Statements; Financial Condition...................20
         (g)      Taxes.......................................................21
         (h)      Employees and Labor Contracts...............................21
         (i)      Environmental Laws and Regulations..........................22
         (j)      Litigation..................................................22
         (k)      Bankruptcy..................................................22
         (l)      Ordinary Course.............................................23
         (m)      Brokers.....................................................23
         (n)      Contracts...................................................23
         (o)      Compliance with Laws........................................23
         (p)      Business Plan and Use of Proceeds...........................24
         (q)      Complete Statements.........................................24
         (r)      Reports.....................................................24
         (s)      Related Party Transactions..................................25
         (t)      Foreign Corrupt Practices Act...............................25
         (u)      No Bank Regulation..........................................25
         (v)      Property; Assets............................................25
         (w)      Employee Benefits...........................................26
         (x)      U.S. Employee Plans.........................................26
         (y)      Insurance...................................................27
         (z)      IFC Policies................................................27
         (aa)     HSR Warranty................................................27

5.       Pre-Closing Covenants................................................27
         (a)      General.....................................................28
         (b)      Notices and Consents........................................28
         (c)      Operation of Business.......................................28
         (d)      Preservation and Conduct of Business........................28
         (e)      Full Access.................................................28
         (f)      Notice of Developments......................................29

6.       Conditions to Obligations............................................29
         (a)      Conditions to Obligations of Each Investor at the Closing...29
         (b)      Conditions to Obligations of the Company at the Closing.....30
         (c)      Conditions to Obligations at the Subsequent Closing.........30

7.       Indemnity............................................................31

8.       Termination..........................................................34
         (a)      Termination of Agreement....................................34
         (b)      Effect of Termination.......................................35
         (c)      Specific Performance........................................35

9.       D'Ambrosio Participation.............................................35

10.      Removal of Legend;Use of Proceeds....................................36

11.      Miscellaneous........................................................36
         (a)      Press Releases and Public Announcements.....................36
         (b)      No Third Party Beneficiaries................................36
         (c)      Entire Agreement............................................36
         (d)      Succession and Assignment...................................36
         (e)      Counterparts................................................37
         (f)      Headings....................................................37
         (g)      Notices.....................................................37
         (h)      Governing Law...............................................39
         (i)      Amendments and Waivers......................................40
         (j)      Severability................................................40
         (k)      Expenses....................................................40
         (l)      Construction................................................40
         (m)      Incorporation of Attachments and Exhibits...................41
         (n)      Disputes....................................................41
         (o)      Special IFC Covenants.......................................42
         (p)      Reporting to IFC............................................42

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "Participation Agreement") is entered into as of October 15, 1999, among CONVERGENCE COMMUNICATIONS, INC., a Nevada, United States of America corporation (the "Company"), TELEMATICA EDC, C.A., a Venezuelan compania anonima, ("Telematica"), TCW/CCI HOLDING LLC, a Delaware, United States of America limited liability company ("TCW"); INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries, ("IFC"), and GLACIER LATIN-AMERICA LTD., a British Virgin Islands International Business Company ("Glacier"), FONDELEC ESSENTIAL SERVICES GROWTH FUND, L.P., a Cayman Islands exempt limited partnership ("FondElec"), INTERNEXUS S.A., an Argentine sociedad anonima ("Internexus"), and, for purposes of Section 9 below, LANCE D'AMBROSIO, TROY D'AMBROSIO and the ESTATE OF GEORGE S. D'AMBROSIO (the latter three being sometimes referred to collectively herein as the "D'Ambrosios"). Telematica, TCW, IFC, Glacier, FondElec and Internexus are sometimes referred to collectively as the "Investors" and individually as an "Investor", and the Company and the Investors are sometimes referred to collectively as the "Parties" and singularly as a "Party".

         A. The Company, directly or through wholly-owned or controlled subsidiaries, is engaged in the business of providing data transmission services, domestic and international telephony, subscriber cable television, value-added telecommunications services and services for access to and use of the Internet in Latin America (together, the "Telecommunications Business"), and proposes to continue to carry out and to further expand and develop such Telecommunications Business in the manner and to the extent set out in the business plan and budget attached as Exhibits A and B (the "Business Plan" and "Budget", respectively) to the Company's letter addressed to all Investors and dated October 15, 1999 and previously delivered to them ("Disclosure Letter") and for such purposes requires additional capital;

         B.       The  Investors   individually  desire  to  participate  or  to
                  participate further in the Telecommunications Business and toward that end intend to invest in the Company;

         C. FondElec is a shareholder in the Company and is the holder of a certain Subordinated Exchangeable Promissory Note from the Company, dated December 23, 1998, in the original principal amount of Five Million United States Dollars (US$5,000,000) (the "FondElec December Note"), and FondElec proposes to capitalize and, therefore, convert and exchange the principal amount of the FondElec December Note for equity securities of the Company;

         D.       Internexus is a  shareholder  in the Company and the holder of
                  (i) a certain Subordinated Exchangeable Promissory Note from the Company, dated December 23, 1998, in the original principal amount of Five Million United States Dollars (US$5,000,000) (the "Internexus December Note"); (ii) a certain Promissory Note from the Company, dated June 12, 1999, in the original principal amount of Two Million Five Hundred and Fifty Thousand United States Dollars (US$2,550,000) (the "MetroNet Note"), and (iii) certain Promissory Notes from the Company dated September 3, 1999 and October 2, 1999, in the respective original principal amounts of One Million United States Dollars (US$1,000,000) and Five Hundred Thousand United States Dollars (US$500,000) (the "Bridge Notes"), and proposes to capitalize and, therefore, convert and exchange the principal amount of, and accrued interest on, the Internexus December Note, the MetroNet Note and the Bridge Notes for equity securities of the Company; and

         E. The Parties are entering into this Participation Agreement and the other agreements and instruments entered into or delivered in connection herewith to memorialize the terms for such investments and conversions.

NOW, THEREFORE, the Parties agree as follows:

1.       Definitions.

           Capitalized terms used in this Participation Agreement have the meanings ascribed to them in the Schedule of Definitions attached to this Participation Agreement as Schedule 1, unless the context otherwise requires. The definition of terms defined in the singular shall apply to the plural, and the definition of terms defined in the plural shall apply to the singular.

2.       The Transactions.

         (a)      The Transactions

                  The Parties confirm their intention that, on and subject to the terms and conditions of this Participation Agreement, they shall carry out the following transactions, and enter into and deliver the following agreements and instruments (such agreements and instruments herein referred to collectively as the "Transaction Documents") at a closing to occur on October 18, 1999 the ("Closing") and, where appropriate, at a further closing (the "Subsequent Closing") to occur within five Business Days following the satisfaction of the conditions set out in Section 6(c), in each case as provided for in Section 2(b) below:

                  (i) the entering into, at the Closing, between each of Telematica, TCW, IFC and Glacier, and the Company of a Stock Purchase Agreement in the form of Exhibit A to this Participation Agreement (each a "CCI Stock Purchase Agreement" and, collectively, the "CCI Stock Purchase Agreements"), and the purchase and sale, pursuant to such CCI Stock Purchase Agreements, of 7,733,332 shares in the aggregate of Series C Convertible Preferred Stock issued by the Company and having the rights and preferences set out in Schedule 2 to this Participation Agreement (the "Rights and Preferences of Series C Shares") for an aggregate purchase price, in cash or other immediately available funds, of Fifty-Eight Million United States Dollars (US$58,000,000), such purchases and sales of Series C Shares to occur as follows:

                           (A) the purchase by and sale to Telematica of an aggregate of 3,333,333 Series C Shares pursuant to its CCI Stock Purchase Agreement, 2,000,000 being purchased and sold at the Closing and 1,333,333 being purchased and sold at the Subsequent Closing, in each case for a purchase price per share of Seven and 50/100 United States Dollars (US$7.50), being an aggregate purchase price of Twenty Five Million United States Dollars (US$25,000,000), Fifteen Million United States Dollars (US$15,000,000) being payable at the Closing and Ten Million United States Dollars (US$10,000,000) being payable at the Subsequent Closing,

                           (B) the purchase by and sale to TCW of an aggregate of 3,333,333 Series C Shares pursuant to its CCI Stock Purchase Agreement, 2,000,000 being purchased and sold at the Closing and 1,333,333 being purchased and sold at the Subsequent Closing, in each case for a purchase price per share of Seven and 50/100 United States Dollars (US$7.50), being an aggregate purchase price of Twenty Five Million United States Dollars (US$25,000,000), Fifteen Million United States Dollars (US$15,000,000) being payable at the Closing and Ten Million United States Dollars (US$10,000,000) being payable at the Subsequent Closing,

                           (C) the purchase by and sale to IFC of 666,666 Series C Shares pursuant to its CCI Stock Purchase Agreement, at the Subsequent Closing, for a purchase price per share of Seven and 50/100 United States Dollars (US$7.50), being an aggregate purchase price of Five Million United States Dollars (US$5,000,000) payable at the Closing, and

                           (D) the purchase by and sale to Glacier of 400,000 Series C Shares, pursuant to its CCI Stock Purchase Agreement, at the Closing, for a purchase price per share of Seven and 50/100 United States Dollars (US$7.50), being an aggregate purchase price of Three Million United States Dollars (US$3,000,000) payable at the Closing, and the commitment by the Company to apply the proceeds of such sale in the manner set out in
                           Schedule 3 to this Participation Agreement;

                  (ii) the conversion by Internexus, at the Closing, of the principal and interest amounts of the Internexus December Note, the MetroNet Note and the Bridge Notes into 1,328,911 Series C Shares and the conversion by FondElec, at the Closing, of the principal amount of the FondElec December Note into 666,666 Series C Shares;

                  (iii) the entering into, at the Closing, by the Investors, and the Company of an Option Agreement in the form of Exhibit B to this Participation Agreement (the
                           "Option Agreement"), granting an option to each Investor to acquire further Series C Shares within nine months following the Closing Date, on the same terms and conditions as set out in the CCI Stock Purchase Agreement attached hereto as Exhibit A, except that the maximum number of Series C Shares acquired by each Investor shall be 40% of the number to be acquired by it as contemplated in subsection 2(a)(i), in the case of Telematica, TCW, IFC and Glacier, or 40% of the number received upon conversion as contemplated in subsection 2(a)(ii), in the case of FondElec and Internexus;

                  (iv) the granting to each Investor of a Series C Warrant in the form of Exhibit C to this Participation Agreement (each a "Series C Warrant" and, collectively, the "Series C Warrants"), providing for the issuance by the Company of 2,432,226 shares of Common Stock, such grants to occur as follows:

                           (A) the grant to Telematica, as to 500,000 shares, at the Closing, and as to 333,333, at the Subsequent Closing,

                           (B) the grant to TCW, as to 500,000 shares, at the Closing, and as to 333,333, at the Subsequent Closing,

                           (C) the grant to IFC, as to 166,666 shares, at the Subsequent Closing,

                           (D) the grant to Glacier, as to 100,000 shares, at the Closing,

                           (E) the grant to Internexus, as to 332,228 shares, at the Closing, and

                           (F) the grant to FondElec, as to 166,666 shares, at the Closing;

                  (v) the granting to each of FondElec and Internexus, at the Closing, of a FondElec/Internexus Warrant in the form of Exhibit D to this Participation Agreement (each, a "FondElec/Internexus Warrant"), providing for the issuance to each of them, in each case at the same time and for the same price as the Series C Warrants are subject to exercise, as to 260,000 shares each of Common Stock;

                  (vi) the entering into, at the Closing, among the Company, the Investors, and the D'Ambrosios of a CCI Shareholders' Agreement in the form of Exhibit E to this Participation Agreement (the "CCI Shareholders' Agreement") for the purpose of setting out how the Investors and the D'Ambrosios will exercise their rights as shareholders with respect to, among other matters, corporate governance, the election of
                           directors  and  the   disposition  of  their  Company
                           Equity;

                  (vii) the entering into, at the Closing, among the Investors, the Company, the D'Ambrosios and certain other parties of an Amended and Restated Registration Rights Agreement in the form of Exhibit F to this Participation Agreement (the "Registration Rights Agreement") for the purpose of setting out the rights of the Investors, the D'Ambrosios and such other parties to require or join in the registration of their shares of common stock of the Company under U.S. Securities Laws;

                  (viii) the entering into, at the Closing, among Telematica, FondElec, WCI de Cayman, Inc., a Cayman Islands limited liability company and a Subsidiary ("WCI") and Chispa Dos Inc., a Cayman Islands limited liability company ("CCI Salvador") of a Subscription and Refinance Agreement in the form of Exhibit G to this Participation Agreement (the "Salvador Subscription Agreement"), and the purchase, at the Subsequent Closing, through the subscription of unissued shares of CCI Salvador common stock, by Telematica from CCI Salvador, and the sale by CCI Salvador to Telematica, of 59.1550 shares of common stock of CCI Salvador (the "Salvador Shares", as further described in the Salvador Subscription Agreement) for a purchase price, in cash or other immediately available funds of Five Million Five Hundred Twenty-Five Thousand United States Dollars (US$5,525,000); the contribution, at the Subsequent Closing, by WCI to CCI Salvador of Nine Hundred One Thousand Seven Hundred and Sixty United States Dollars (US$901,760) of its accounts receivable from CCI Salvador in exchange and in subscription for
                           9.6549 shares of common stock of CCI Salvador; and the payment, at the Subsequent Closing, by CCI Salvador, utilizing a portion of the proceeds of the sale of the Salvador Shares, of Three Million Eight Hundred Sixty-Four Thousand Five Hundred Twenty-Nine United States Dollars (US$3,864,529) to repay Three Million Five Hundred Thousand United States Dollars (US$3,500,000) of the principal amount of that certain Promissory Note of CCI Salvador made to FondElec and dated March 3, 1999 ("Salvador Note"), and accrued interest thereon through October 14, 1999;

                  (ix) the entering into, at the Closing, among CCI Salvador, Telematica, WCI, FondElec and the other shareholders of CCI Salvador of an Amended and Restated Salvador Shareholders' Agreement in the form of Exhibit H to this Participation Agreement (the "Salvador Shareholders' Agreement"), for the purpose of setting out how Telematica and such other shareholders will manage the business of CCI Salvador, and provisions regarding the disposition of their equity interests in CCI Salvador; and

                  (x) the entering into, at the Closing, between the Company and an affiliate of Telematica of a letter of intent in the form of Exhibit I to this Participation Agreement ("Colombia Letter of Intent").

         (b)      The Closing and the Subsequent Closing

                  . Subject to the satisfaction or waiver by the appropriate Party or Parties of the conditions set out in Section 6, the closing of the transactions contemplated by this Participation Agreement to occur at the Closing and the Subsequent Closing shall take place at the offices of Thelen Reid & Priest LLP in New York City, New York.

         (c)      Deliveries at the Closing

                  . At the Closing, the Parties will deliver the following, subject to the satisfaction or waiver by the appropriate Party or Parties of the conditions set out in Sections 6(a) and 6(b):

                  (i) each of Telematica, TCW, IFC and Glacier will deliver or cause to be delivered the following:

                           (A)      to the  Company,  the  Investor's  CCI Stock
                                    Purchase   Agreement,   duly   executed  and
                                    delivered by it, together with

                                    (1)     in the case of  Telematica,  Fifteen
                                            Million    United   States   Dollars
                                            (US$15,000,000),

                                    (2)     in the case of TCW,  Fifteen Million
                                            United        States         Dollars
                                            (US$15,000,000), and

                                    (3)     in  the  case  of   Glacier,   Three
                                            Million    United   States   Dollars
                                            (US$3,000,000);

                           (B) to the Company and each of the other parties thereto, the CCI Shareholders' Agreement, duly executed and delivered by it; and

                           (C) to the Company and each of the other parties thereto, the Registration Rights Agreement, duly executed and delivered by it;

                  (ii) Internexus will deliver or cause to be delivered the following:

                           (A) to the Company and each of the other parties thereto, the CCI Shareholders' Agreement, duly executed and delivered by it;

                           (B) to the Company and each of the other parties thereto, the Registration Rights Agreement, duly executed and delivered by it; and

                           (C) to the Company, the Internexus December Note, the MetroNet Note and the Bridge Notes, in each case duly marked as cancelled and paid in full;

                  (iii) FondElec will deliver or cause to be delivered the following:

                           (A) to the Company, the FondElec December Note duly marked as cancelled and paid in full;

                           (B) to the Company and each of the other parties thereto, the CCI Shareholder Agreement, duly executed and delivered by it;

                           (C) to the Company and each of the other parties thereto, the Registration Rights Agreement, duly executed and delivered by it; and

                           (D) to CCI Salvador and each of the other parties thereto, the Salvador Subscription
                                    Agreement, duly executed and delivered by FondElec; and

                  (iv) Telematica will deliver or cause to be delivered the following:

                           (A) to CCI Salvador and each of the other parties thereto, the Salvador Subscription
                                    Agreement, duly executed and delivered by it;

                           (B) to CCI Salvador and each other party thereto, the Salvador Shareholders' Agreement, duly executed and delivered by it;

                           (C) to the Company, the Colombia Letter of Intent, duly executed and delivered by it.

                  (v) the Company will deliver or cause to be delivered the following:

                           (A) to each of Telematica, TCW, and Glacier, its corresponding CCI Stock Purchase Agreement, duly executed and delivered by the Company, together with certificates representing Series C Shares as follows:

                                    (1)     to  Telematica,  2,000,000  Series C
                                            Shares,

                                    (2)     to TCW,  2,000,000  Series C Shares,
                                            and

                                    (3)    to Glacier, 400,000 Series C Shares;
                                            and  a   certified   copy   of   the
                                            resolutions  of the Company's  Board
                                            of Directors, resolving to apply the
                                            proceeds  of the sale of such shares
                                            in the manner  described in Schedule
                                            3 to this Participation Agreement;

                           (B)      To  Internexus,   certificates  representing
                                    1,328,911 Series C Shares;

                           (C)      To   FondElec,   certificates   representing
                                    666,666 Series C Shares;

                           (D) to the Investors, the Option Agreement, duly executed and delivered by the Company;

                           (E) to each of Telematica, TCW, Glacier, Internexus and FondElec, a Series C Warrant, duly executed and delivered by the Company with respect to the following appropriate number of shares of Common Stock:

                                    (1)     as to Telematica, 500,000 shares,

                                    (2)     as to TCW, 500,000 shares,

                                    (3)     as to Internexus, 332,228 shares,

                                    (4)     as to Glacier, 100,000 shares, and

                                    (5)     as to FondElec, 166,666 shares;

                           (F) to each of FondElec and Internexus, its FondElec/Internexus Warrant, duly executed and delivered by the Company;

                           (G) to the Investors and each other party thereto, the CCI Shareholders' Agreement, duly executed and delivered by the Company and by each other party thereto other than the Investors;

                           (H)      to  the   Investors  and  each  other  party
                                    thereto, the Registration Rights Agreement, duly executed and delivered by the Company;

                           (I) to Telematica, the Salvador Subscription Agreement, duly executed and delivered by CCI Salvador and WCI;

                           (J) to CCI Salvador, Telematica and FondElec, and the other parties thereto, the Salvador Shareholders' Agreement, duly executed and delivered by the Company and by each party thereto other than Telematica and FondElec;

                           (K)      to  Telematica,   the  Colombia   Letter  of
                                    Intent, duly executed and delivered by the Company;

                           (L) to FondElec, $419,178.08 as repayment of the unpaid interest portions of the FondElec December Note;

                           (M) to the Investors, opinions of counsel in the form of Exhibit J-1, Exhibit J-2 and Exhibit J-3, each addressed to all Investors and each dated the Closing Date; and

                           (N) to IFC, a certificate to the effect that the proceeds of the sale of the Series C Shares to IFC shall not, when received, be in reimbursement of, and shall not be used for, expenditures in the territories of any country other than less-developed countries in which IFC is actively pursuing operations (as described in its 1999 annual report) or for goods produced in or services supplied from any such country.

         (d)      Deliveries at the Subsequent Closing

                  . At the Subsequent Closing, the Parties will deliver the following, subject only to the satisfaction, as to the appropriate Party, of the conditions set out in Section 6(c):

                  (i)      Telematica will deliver or cause to be delivered:

                           (A) to the Company, Ten Million United States Dollars (US$10,000,000), and

                           (B) to CCI Salvador, Five Million Five Hundred Twenty Five Thousand United States Dollars (US$5,525,000);

                  (ii) TCW will deliver to the Company Ten Million United States Dollars (US$10,000,000);

                  (iii) FondElec will deliver or cause to be delivered to CCI Salvador a partial release of the Salvador Note, in the form of Exhibit K hereto, acknowledging receipt of Three Million Eight Hundred Sixty Four Thousand Five Hundred Twenty Nine United States Dollars (US$3,864,529) in payment of Three Million Five Hundred Thousand United States Dollars (US$3,500,000) of the principal amount thereof, and of interest accrued thereon through October 14, 1999;

                  (iv)     IFC will  deliver  or cause  to be  delivered  to the
                           Company   Five   Million    United   States   Dollars
                           (US$5,000,000);

                  (v) The Company will deliver or cause to be delivered the following:

                           (A)     To Telematica:

                                    (1)     Certificates  representing 1,333,333
                                            Series C Shares,

                                    (2)     A Series C Warrant  with  respect to
                                            333,333 shares of Common Stock, and

                                    (3)     Certificates     representing    the
                                            Salvador Shares;

                           (B)      To TCW:

                                    (1)     Certificates  representing 1,333,333
                                            Series C Shares, and

                                    (2)     A Series C Warrant  with  respect to
                                            333,333 Shares of Common Stock;

                           (C)      To IFC:

                                    (1)     Certificates   representing  666,666
                                            Series C Shares, and

                                    (2)     A Series C Warrant  with  respect to
                                            166,666 shares;

                           (D) To each of Telematica, TCW and IFC, an opinion of counsel in the form of Exhibit L, addressed to each of them and dated the Subsequent Closing Date; and

                           (E) To FondElec, Three Million Eight Hundred Sixty Four Thousand Five Hundred Twenty-Nine United States Dollars (US$3,864,529).

                           (F) to CCI Salvador, an acknowledgment by WCI in the form of Exhibit M of the contribution to capital of Nine Hundred One Thousand Seven Hundred and Sixty United States Dollars (US$901,760) by means of the capitalization and conversion of inter-company debt owing by CCI Salvador to WCI;

3.       Representations and Warranties of Investors

         . Each Investor, as to itself, represents and warrants to the Company and to each other Investor, with the understanding that the Company and each other Investor is being induced into entering into this Participation Agreement and the other Transaction Documents in reliance on such representations and warranties, that the statements contained in this Section 3, with respect to such Investor only, are true, correct and complete in all material respects as of the date of this Participation Agreement and will be true, correct and complete in all material respects as of the Closing Date and, if such Investor participates in the Subsequent Closing, that the statements contained in Sections 3(e), 3(f) and 3(g) will be true, correct and complete in all material respects as of the date of the Subsequent Closing. Each such representation and warranty shall survive the Closing and the Subsequent Closing, as appropriate, and shall continue in force for a period of 24 months from the Closing Date.

         (a)      Organization of the Investors

                  It is duly organized, validly existing, and in good standing under the laws of the place of its organization.

         (b)      Authorization of Transaction

                  . It has full power and authority to execute and deliver this Participation Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder, and as of the Closing Date, and this Participation Agreement each such Transaction Document delivered at the Closing and as of the date of the Subsequent Closing, each such Transaction Document, if any, delivered at the Subsequent Closing, shall have been duly authorized and executed by it and constitute its valid and legally binding obligation, enforceable under Applicable Law in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. There is no requirement of Applicable Law that any notice be given, nor any filing, authorization, consent, or approval of any governmental authority be obtained in order that it may execute, deliver and consummate the transactions contemplated by this Participation Agreement and each other Transaction Document to which it is a party, except that if the representing and warranting Investor is Telematica or TCW, it excepts from the foregoing representation and warranty the filing and waiting period requirements applicable pursuant to the HSR Act for the transactions contemplated to be performed or caused to be performed by it at the Subsequent Closing.

         (c)      Noncontravention

                  . Neither the execution nor the delivery by it of this Participation Agreement or of any other Transaction Document to which it is or becomes a party, nor the performance of its obligations hereunder or thereunder will (i) violate any Applicable Law to which it is subject or any provision of its charter or other organization documents or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material contract to which it is a party or by which it or any of its property may be bound.

         (d)      Brokers' Fees

                  . It has not incurred any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereunder or under any other Transaction Document to which it is or becomes a party for which any other Party could become liable.

         (e)      Investment Intent

                  . It understands that the Series C Shares, the Series C Warrants and the Option, and in case of the representations being made by Telematica, the Salvador Shares, and, in the case of the representations being made by FondElec or Internexus, the FondElec/Internexus Warrants (collectively sometimes referred to as the "Securities") have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"). It is acquiring the Securities without a view to or for sale in connection with any distribution thereof inside the United States within the meaning of Regulation S under the Securities Act or other exemptions from the registration requirements of the Securities Act. It understands that the Securities will constitute "restricted securities" under the Securities Act, and may not be resold without registration under, or the availability of an exemption from, the registration requirements of the Securities Act and similar state laws. It is familiar with Securities and Exchange Commission Regulation S and Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

         (f)      Restrictive Legend

                  .  It  understands   that  the   certificate  or  certificates
                  evidencing   the   Series  C  Shares   may  bear   legends  in
                  substantially the following form:

                  THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE
                  HOLDER OF THIS CERTIFICATE UPON REQUEST THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF THE CORPORATION'S STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE IN THE UNITED STATES IN VIOLATION OF THE SECURITIES ACT AND MAY NOT BE SOLD, MORTGAGED, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OR THE DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                  THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT DATED OCTOBER 15, 1999 BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION WHICH PROVIDES RESTRICTIONS ON THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BE BOUND BY ALL THE PROVISIONS OF SAID SHAREHOLDERS' AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

                  It understands the certificates or agreements representing the Securities other than the Series C Shares may bear legends in substantially the form of the second and third paragraphs set forth above.

         (g)      Accredited Investor

                  . It is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, can bear the risk of its investment in the Securities that it proposes to acquire, and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of an investment in such Securities.

         (h)      HSR Warranty

                  . The premerger notification and report form, and any and all appendices and attachments thereto, filed or to be filed by it, if any under the HSR Act ("HSR Form") with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice, was prepared and assembled in accordance with the instructions issued by the FTC. To the best of its knowledge, the information contained in the HSR Form is true, correct and complete in accordance with the HSR Act and its regulations. Each Investor, other than Telematica and TCW, represents that the HSR Act does not require it to file an HSR Form.

4. Representations and Warranties of the Company Concerning the Company and its Subsidiaries

         . The Company represents and warrants to each Investor, with the understanding that each of them is being induced to enter into this Participation Agreement and the other Transaction Documents to which such Investor is a party in reliance on such representations and warranties, that the statements contained in this Section 4 are true, correct and complete in all material respects as of the date of this Participation Agreement and will be true, correct and complete in all material respects as of the Closing Date and that the statements contained in Sections 4(a), 4(b), 4(c), 4(d), 4(f) (except as approved by budget or action taken by the Board of Directors), 4(j), 4(k), 4(t) and 4(z) will be true, correct and complete in all material respects as of the Subsequent Closing except, in each case, as otherwise set out in the Disclosure Letter. Each such representation and warranty shall survive the Closing (and as to those made as of the Subsequent Closing, the Subsequent Closing), and shall continue in force and effect for a period of 24 months from the Closing Date (and as to those made as of the Subsequent Closing), except that (i) the representations and warranties set out in clause (j) below with respect to claims or lawsuits shall not expire, (ii) the representations and warranties set out in clause (i) below with respect to environmental claims shall continue in force and effect for a period of 60 months from the Closing Date, and (iii) the representations and warranties set out in clauses
         (c), (g), (h) and (o) below shall continue in force and effect through the expiration of the statute(s) of limitation for claims related thereto.

         (a)      Organization, Qualification and Corporate Power

                  . Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the place of its organization, and each of the Company and the Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as contemplated to be conducted in the Business Plan. The articles of incorporation, bylaws and any other organizational documents of the Company and its Subsidiaries that the Company previously delivered to each Investor were true, correct and complete as of the date of delivery, and are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date and as of the Subsequent Closing Date.

         (b)      Authorization of Transaction

                  . Each of the Company, CCI Salvador and CCI Venezuela (together sometimes referred to herein as the "CCI Companies", and individually as a "CCI Company") has full power and authority to execute and deliver the Participation Agreement and each Transaction Document to which it is a party and to perform its obligations hereunder and thereunder, and as of the Closing Date and as of the Subsequent Closing Date this Participation Agreement and each such Transaction Document shall have been duly authorized and executed by the appropriate CCI Company and constitute its valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency law and by other laws affecting the rights of creditors generally and except as may be limited by the availability of equitable remedies. Other than with respect to the Company's filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), there is no requirement of Applicable Law that any notice be given, nor any filing, authorization, consent, or approval of any governmental authority be obtained by the Company or its Subsidiaries in order that each CCI Company may execute, deliver and consummate the transactions contemplated by this Participation Agreement and each other Transaction Document to which it is a party.

         (c)      Capitalization

                  . All of the authorized and outstanding shares of the capital stock of the Company and each Subsidiary and the ownership thereof (including, without limitation, the ownership interests of FondElec and Internexus in the Company) are described in the Disclosure Letter. All of the issued and outstanding shares of stock of the Company and of each of the Subsidiaries have been duly authorized, are validly issued, fully paid, and are non-assessable, are owned by the Company (with respect to the stock of the Subsidiaries), and the holders thereof (with respect to the stock of the Company), free of claims, charges or encumbrances, and were not issued in violation of any preemptive rights. Other than the Series C Warrants, the FondElec/Internexus Warrants and the options provided for in the Option Agreement, there are no outstanding or authorized options, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any CCI Company or any of their respective subsidiaries to issue, sell, or otherwise cause to become outstanding any additional or other capital stock. Neither the Company nor any Subsidiary is under any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any of its equity interests or any warrants, options or other rights to acquire its equity interests. Neither the Company nor any of its Subsidiaries is a party or subject to any agreement or understanding, and, to the best of their Knowledge, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company or any of its Subsidiaries. The Series C Shares, the Series C Warrants, the FondElec/Internexus Warrants, the Options and the Common Stock and Series C Shares to be issued upon the exercise of those Securities, when issued, sold and delivered by the Company in accordance with the terms of the CCI Stock Purchase Agreements, the Series C Warrant, the FondElec/Internexus Warrant or the Option Agreement, as appropriate, will be duly authorized and validly issued, fully paid and non-assessable shares of the capital stock of the Company with the rights, preferences and privileges described in Schedule 1 of the CCI Shareholders' Agreement. Upon issuance, sale or delivery, each Investor will receive good and marketable title to the Securities, free and clear of all claims and Liens, other than those arising under the Transactions Documents. The Salvador Shares, when issued, sold and delivered by CCI Salvador in accordance with the terms of the Salvador Subscription Agreement, will be duly authorized and validly issued, fully paid and non-assessable shares of capital stock of CCI Salvador with the rights, preferences and privileges described in Schedule 1 thereto, and will be free and clear of all adverse claims other than those arising under the Transaction Documents.

         (d)      Noncontravention

                  . Neither the execution and delivery of this Participation Agreement or any Transaction Document to which any CCI Company is a party, nor the performance of its obligations hereunder or thereunder, will (i) violate any Applicable Law to which the Company or any of its Subsidiaries is subject or any provision of the charter or organizational document of the Company or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract to which it is a party or by which it or any of its property may be bound, or (iii) will with respect to the approval by the directors of such company of the transactions contemplated by the Transaction Documents to which it is a party constitute a violation by any such director of any fiduciary duty that it owes to such company or to a third party, as a consequence of which the Company or any of its Subsidiaries is obligated to indemnify such director,
                  (iv) give rise to any claims against the Company or the Subsidiaries, or (v) result in the creation of any Lien on the Securities (other than as created by the Transaction Documents) or any assets of the Company or its Subsidiaries.

         (e)      Intellectual Property; Permits and Licenses.

                  (i)      Intellectual Property.

                           (A)      The  Disclosure  Letter  sets  forth for all
                                    Intellectual     Property,     as    defined
                                    hereinafter,  owned by the Company or any of
                                    its  Subsidiaries:  a complete  and accurate
                                    list of all U.S. and foreign (i) patents and
                                    patent  applications;   (ii)  trademark  and
                                    servicemark     registrations     (including
                                    internet  domain  registrations),  trademark
                                    and servicemark  applications,  and material
                                    unregistered  servicemarks  and  trademarks;
                                    and (iii) copyright registrations, copyright
                                    applications,   and  material   unregistered
                                    copyrights.   As  used   herein,   the  term
                                    "Intellectual     Property"     means    all
                                    trademarks,   service  marks,  trade  names,
                                    internet  domain  names,   designs,   logos,
                                    slogans  and  general  intangibles  of  like
                                    nature,      together     with     goodwill,
                                    registrations  and affiliations  relating to
                                    the foregoing,  registered and  unregistered
                                    patents; copyrights (including registrations
                                    and  applications  of any of the foregoing);
                                    Software  (as defined  below);  confidential
                                    information,      technology,      know-how,
                                    inventions, processes, formulae, algorithms,
                                    models   and   methodologies   (collectively
                                    "Trade  Secrets")  in each  case used in the
                                    Telecommunication  Business as  conducted or
                                    contemplated   to  be  conducted,   and  any
                                    licenses  to  use  any  of  the   foregoing;
                                    "Software"  means  any and all (i)  computer
                                    programs,  including  any and  all  software
                                    implementation  of  algorithms,  models  and
                                    methodologies,  whether  in  source  code or
                                    object    code,     (ii)    databases    and
                                    computations, including any and all data and
                                    collections     of    data,     (iii)    all
                                    documentation,  including  user  manuals and
                                    training  materials,  relating to any of the
                                    foregoing,   and   (iv)  the   content   and
                                    information contained in any web site.

                           (B) The Disclosure Letter lists all material Software, other than off-the-shelf or commercially available software purchased for less than Twenty-Five Thousand United States Dollars (US$25,000), which is owned, licensed, leased, or otherwise used by the Company or any of its Subsidiaries, and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be.

                           (C) The Disclosure Letter sets forth a complete and accurate list of all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property other than off-the-shelf or commercially available software set forth in paragraph
                                    (B)  above,  to which the  Company or any of
                                    its  Subsidiaries  is a party  or  otherwise
                                    bound,  as licensee or licensor  thereunder,
                                    including  license  agreements,   settlement
                                    agreements,   and   covenants   not  to  sue
                                    (collectively, the "IP License Agreements").

                           (D) The Company or its Subsidiaries own or have the right to use all Intellectual Property, free and clear of all liens, claims, charges, encumbrances or security interests, except that the acquisition of the assets of Metrotelecom, S.A., a Guatemalan corporation ("Metrotelecom") or of its subsidiaries has not been consummated by the Company or any Subsidiary, the rights of the Company or its Subsidiaries in connection with Metrotelecom being as set out in the Disclosure Letter.

                           (E) Any Intellectual Property owned or, to the Knowledge of the Company or any Subsidiary, used, by the Company or its Subsidiaries is valid and subsisting in full force and effect and has not been cancelled, expired or abandoned.

                           (F) To the Knowledge of the Company or any Subsidiary, the Telecommunications Business as currently and as contemplated to be conducted does not infringe on any Intellectual Property of any third party.

                           (G) The consummation of the transactions contemplated hereby by the Company and its Subsidiaries will not result in the loss or impairment of the Company or any of its Subsidiaries' rights to own or use any of the Intellectual Property, nor will it require the consent of any third party, including for the avoidance of doubt any Governmental Authority, in respect of any Intellectual Property.

                           (H) The IP License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by any party under any such IP License Agreement.

                           (I) The Company and each of its Subsidiaries takes measures consistent with commercial practices to protect the confidentiality of Trade Secrets, including requiring its key employees and other key parties having access thereto to execute written non-disclosure agreements. To the Knowledge of the Company, no Trade Secret has been disclosed and the Company has not authorized the disclosure to any third party other than pursuant to a non-disclosure agreement in favor of the Company and the applicable Subsidiary with respect to such Trade Secrets.

                           (J) To the Knowledge of the Company or any Subsidiary, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any of its Subsidiaries, the misappropriation, infringement, dilution or violation of which would have a material adverse effect on the Company's operation or its Subsidiaries, either individually or in the aggregate.

                           (K) Year 2000. (a) As of the date of this Agreement; all Date Data and Date-Sensitive Systems owned by the Company and its Subsidiaries is Year 2000 Compliant (as defined below). As used herein, "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any Software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that uses or processes any Date Data and that is installed, in development or on order by the Company or any of its Subsidiaries for their internal use or for the use of third parties, or which the Company or any of its Subsidiaries sell, lease, license, assign or otherwise provide to any third party. "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates, including for those before, on and after December 31, 1999 and
                                    (ii) with respect to Date-Sensitive Systems,
                                    that each such system  accurately  processes
                                    all Date Data,  including  for dates before,
                                    on and after December 31, 1999, without loss
                                    of   any   functionality   or   performance,
                                    including  but not  limited to  calculating,
                                    comparing,     sequencing,    storing    and
                                    displaying such Date Data (including all leap year considerations), when used as a standalone system or in combination with other Software or hardware.

                  (ii) Permits and Licenses. The Company or its Subsidiaries own and possess all licenses, permits, concessions and other authorizations required by law in connection with carrying out the Telecommunications Business as conducted as of the Closing Date and all of such licenses, permits, concessions and other authorizations are in full force and effect, and no violations are or have been recorded in respect thereof, nor is any proceeding pending which threatens to suspend, revoke or limit any such license, permit, concession or other authorizations, and no such licenses, permits, concessions or authorizations will be adversely affected by this Participation Agreement or by the Transaction Documents. No CCI Company has the Knowledge of any circumstance, event or set of facts that constitute (or, with the passage of time or the giving of notice, or both, would constitute) a violation of or a breach or default under any such license, permit, concession or authorization. The Disclosure Letter sets forth a list, arranged by country, of all such licenses, permits, concessions and other authorizations.

         (f)      Financial Statements; Financial Condition

                  . Attached hereto as Exhibit N are the Company's audited consolidated and consolidating financial statements (including related statements of income, changes in shareholders' equity and cash flow) for the year ended December 31, 1998 and its unaudited consolidated and consolidating financial statements for the six months ended June 30, 1999 (together, the "Financial Statements"). The Financial Statements have been prepared in accordance with United States GAAP (except in certain instances for the absence of footnotes, and with respect to the unaudited portions of the Financial Statements, except for normal year end audit adjustments consistent with prior Company practice), present fairly the financial condition of the Company as of the dates set forth therein and the results of operations for such periods, and are correct and complete in all material respects. Since June 30, 1999, neither the Company nor any of its Subsidiaries has done any of the following or permitted any of the following to occur:
                  (i) suffered any material adverse change in its assets or liabilities, business, financial condition, results of operations or prospects; (ii) incurred any material liabilities (other than liabilities disclosed in the Financial Statements and Disclosure Letter, adequately provided for in the Financial Statements or disclosed in any related notes thereto, incurred in connection with this Participation Agreement or the other documents described herein, or incurred in the ordinary course of business consistent with past practices without the occurrence of a material adverse consequence) or (iii) altered its assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; (iv) entered into any settlement to avoid or terminate a judicial dispute; (v) written down the value of any material inventory, notes or accounts receivable; (vi) canceled any material debts or waived any material rights;
                  (vii) sold, transferred, or otherwise disposed of any of its material properties or rights, or breached or permitted the breach (or suffered to occur any event which with the passage of time or the giving of notice would constitute a breach) of any contract material to its business as presently being conducted; (viii) granted any material increase in the compensation or benefits of officers or employees; (ix) made any material capital expenditure or commitment for additions to property, plant, equipment or intangible capital assets;
                  (x) declared any dividend in respect of shares of the Company or any of its Subsidiaries; (xi) made any change in any method of accounting or accounting practice; or (xii) entered into any agreement with any shareholder of the Company or of any Subsidiary or any affiliate of such shareholder or agreed to take any action described in this paragraph. Since December 31, 1998, the Company has not, directly or indirectly, declared, paid or set aside for payment any dividend or any other transactions similar to a dividend involving a distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing.

         (g)      Taxes

                  . The Company and each Subsidiary have (i) duly filed all tax reports and returns required to be filed by any of them in accordance with Applicable Law and all such reports and returns are true, complete and accurate in all material respects and (ii) has duly paid all taxes and other charges due by it to federal, state, local or foreign taxing authorities, including, without limitation, those due in respect of the properties, income, licenses, sales or payrolls of any of them; the reserves for taxes reflected in the
                  Financial Statements are adequate in conformity with United States GAAP; there are no tax liens upon any property or rights of the Company or any of its Subsidiaries; and there are no material liabilities (other than as is set forth in the Financial Statements) for taxes and there are no extensions or claims or to the Knowledge of the Company, audits or investigations pending with regard to the Company's or its Subsidiaries' tax liabilities. The acquisition by the Company or a Subsidiary of the assets of Metrotelecom or its subsidiaries will not cause the Company or any Subsidiary to become liable for any tax or other liabilities of Metrotelecom or its subsidiaries for, or arising with respect to, any period prior to such acquisition. Neither the Company nor any Subsidiary has been subject to any tax audit or has been notified by any Governmental Authority that it will be subject to any tax audit.

         (h)      Employees and Labor Contracts

                  . There are no labor or employment proceedings against the Company or any of its Subsidiaries pending in any labor court or other body or authority and no unsatisfied labor judgments against any of them, and each is in compliance with all material applicable laws regarding hiring, employment and employment termination practices, including, without limitation, laws, regulations, and judicial and administrative decisions relating to wages, hours, conditions of work, conditions of employment (including applicable discrimination statutes, laws and regulations) collective bargaining, health and safety, payment of social security, payroll, withholding and other taxes, workers' compensation, and insurance requirements. Neither the Company nor any Subsidiary is a party to or bound by any employment contract, deferred compensation agreement, bonus plan, consulting agreement, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement, except as set forth on the Disclosure Letter. The Company has entered into written employment contracts with the persons set forth in the Disclosure Letter and has previously provided the Investor copies of those employment agreements, all of which are valid and binding and are in full force and effect. The transactions contemplated by this Participation Agreement shall not entitle any employee of the Company or any of its Subsidiaries to any severance, termination, indemnity, payments in lieu of notice or similar related payments.

         (i)      Environmental Laws and Regulations

                  . The business of the Company and each of the Subsidiaries is and has been conducted in compliance with all Environmental Laws. The operations of, and the buildings and property owned, leased or used by the Company and each of the Subsidiaries comply with all such Environmental Laws. There is no existing practice, action or activity of the Company or any Subsidiary and no existing condition relating to any of the properties or assets owned or used by the Company or any Subsidiary which might require clean up or remediation or give rise to any civil or criminal liability under, or violate or prevent compliance with, any such Environmental Laws or any health or occupational safety or other applicable statute, regulation, ordinance or decree. Neither the Company nor any Subsidiary has received any notice from any governmental authority revoking, canceling, materially modifying or refusing to renew any permit, license or authorization or providing written notice of violations under any such Environmental Laws.

         (j)      Litigation

                  . There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened (or any basis therefor known to the Company) which, either in any case or in the aggregate, might result in a material adverse change or in any impairment of the right or ability of the Company or any Subsidiary to carry on their respective businesses as now conducted or as proposed to be conducted or in any liability on the part of the Company or any Subsidiary, either individually or taken as a whole and none which questions the validity of this Participation Agreement or any Transaction Document or any action taken or to be taken in connection herewith. Neither the Company nor any of the Subsidiaries is a party or subject to the provisions of any order, injunction, judgement or decree of any court or government agency or instrumentality (other than government decrees of general applicability) which might adversely affect their respective businesses; and there is no action suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate which may reasonably be expected to materially adversely affect their respective businesses.

         (k)      Bankruptcy

                  . Neither the Company nor any Subsidiary has filed any voluntary petitions admitting its bankruptcy or requesting a reorganization, nor have any petitions alleging insolvency been filed against the Company or any Subsidiary, nor have any of them been judicially declared to be bankrupt or insolvent, nor is any of them insolvent or in the state of being liquidated or dissolved.

         (l)      Ordinary Course

                  . Since the date of the Offering Memorandum, as defined below, the Company and each Subsidiary has carried on its business in the ordinary course in substantially the same manner as reflected in the Reports, following operations and investment policies consistent with past practices, and will continue to do so until the Closing.

         (m)      Brokers

                  . Neither the Company nor any of its Subsidiaries will be liable directly or indirectly to pay any brokerage fee, commission, finder's fee or financial advisory or similar fee by reason of the transactions contemplated by any Transaction Document to any person claiming such compensation by reason of any agreement or relationship with the Company or any of its shareholders or any affiliate thereof or with any Subsidiary or any of its shareholders or any affiliate thereof.

         (n)      Contracts

                  . Except for those agreements listed in the Disclosure Letter, true, correct and complete copies of which have been delivered to each Investor (and made available to FondElec and Internexus), none of the Company or any Subsidiary is a party to (i) any agreement, arrangement, understanding or contract, whether formal or informal, written or oral, requiring payment of an amount in excess of Twenty-Five Thousand United States Dollars (US$25,000) per annum (or its equivalent in other currencies), (ii) any license, distribution, confidentiality or similar agreements, (iii) any employment or consulting agreements requiring a payment of an amount in excess of Fifty Thousand United States Dollars (US$50,000) per annum (or its equivalent in other currencies), (iv) any collective bargaining, severance or similar agreements or other agreements with labor unions, (v) any agreements with suppliers or customers not in the ordinary course of business, or (vi) any agreement not in the ordinary course of business or not made at arm's length or which would otherwise be material in any respect to any aspect of the Company's or any Subsidiary's business or operations. All agreements, arrangements, understanding and contracts listed in the Disclosure Letter are valid and binding obligations, in full force and effect in all respects and are being performed by the Company or its Subsidiary, as appropriate, and, to the Knowledge of the Company by all other parties thereto, in accordance with their terms in all material respects.

         (o)      Compliance with Laws

                  . The Company and the Subsidiaries have operated and are operating their business in compliance in all material respects with all Applicable Laws, and neither the Company nor any Subsidiary is in violation of, or in default under, any term of its organizational documents or of any judgment, decree, writ, statute, governmental rule or regulation applicable to the Company or any of its Subsidiaries or to which they or any of them is bound, except to the extent that such violations or defaults would not (i) affect the validity or enforceability of any Transaction Document, or (ii) impair the ability of the Company to perform any material obligation which the Company has under any Transaction Document, or (iii) have any material adverse effect in its assets, liabilities, business, financial condition, result of operations or prospects.

         (p)      Business Plan and Use of Proceeds

                  . The Business Plan was prepared by the Company in good faith, and is based on assumptions, projections, expressions of opinion and estimates for which the Company believes there was a reasonable basis in light of existing market conditions, political and economic conditions, technology, demographics, competition and regulatory environment. The purchase price received by the Company for the Series C Shares sold to Investors will be used by the Company only for the purposes set forth in the Use of Proceeds Summary attached in Schedule 3 to this Participation Agreement.

         (q)      Complete Statements

                  . No representation or warranty of the Company in this Participation Agreement contains any untrue statement of a material fact, and the representations and warranties of the Company (together with the Disclosure Letter and the Reports), taken as a whole, do not omit any statement necessary in order to make any material statements or descriptions contained herein or therein in light of the circumstances in which they were made, not misleading or incomplete.

         (r)      Reports

                  . The Company has made all filings required of it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Company has made available to each Investor each such report prepared by it since December 31, 1998, including its Annual Report on Form 10-KSB for the year ended December 31, 1998 in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC"), as well as its private offering memorandum (the "Offering Memorandum") dated April, 1999 (collectively, but not including any such reports filed subsequent to the date hereof, its "Reports"). As of their respective dates, the
                  Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and no statement of material fact that was true and not misleading as of the date of the Report in which it was made is untrue or misleading as of the date hereof in light of events or changes in circumstances occurring since the date of the Report which are not otherwise disclosed in the Reports or the Disclosure Letter. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into its Reports (including any related notes and schedules) fairly presents the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States GAAP consistently applied during the periods involved, except as may be noted therein.

         (s)      Related Party Transactions

                  . No officer, director, or stockholder of the Company and its Subsidiaries or any affiliate thereof, or any member of their immediate families is directly or indirectly interested in any contract, agreement, arrangement or transaction with the Company or any Subsidiary.

         (t)      Foreign Corrupt Practices Act

                  . None of the Company nor any of the Subsidiaries or any of their respective officers, employees, directors, representatives or agents acting at the direction of the Company or any of the Subsidiaries, acting in such a capacity, has taken any action in violation of any anti-bribery, anti-corruption or criminal laws of the United States, Guatemala, El Salvador, Venezuela, Costa Rica, Panama, Mexico, Argentina or New Zealand, including the Foreign Corrupt Practices Act of 1977 of the United States, as amended, and including, but not limited to, the making of improper payments, directly or indirectly, in the form of cash or otherwise, to officials of any governmental authority.

         (u)      No Bank Regulation

                  . Neither of the Company nor any Subsidiary is a bank subject to regulation as a bank or entered into agreements with any governmental authority charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits.

         (v)      Property; Assets.

                  (i) The Disclosure Letter sets forth a complete and accurate list of (i) all of the real property owned by the Company or a Subsidiary (the "Owned Real Property") and (ii) all of the real property leased or subleased by the Company or a Subsidiary from a third party requiring a payment in excess of Fifty Thousand United States Dollars (US$50,000) per year (the "Leased Real Property" and, together with the Owned Real Property, the "Real Property"). The Company or its Subsidiaries have (i) (A) good and marketable title to its interest in the applicable Owned Real Property and (B) a valid leasehold interest in the Leased Real Property as provided in the applicable lease agreements (the "Real Property Leases") and (ii) with respect to any other material property and assets, good and marketable title to its interest in such property and assets, in each case, free and clear of all Liens, except for (A) Liens, encumbrances, defects, exceptions, easements, rights of way, restrictions, covenants, claims or other similar charges listed or identified in the Disclosure Letter with respect to the applicable Real Property and (B) Liens, encumbrances, defects, easements, rights of way, restrictions, covenants, claims or other similar charges, whether or not of record, which do not, individually or in the aggregate, materially impact the use or operation of the Real Property in connection with the Telecommunications Business consistent with the current use thereof.

                  (ii) All of the Real Property, machinery, fixtures, vehicles, equipment and other personal property owned or leased by the Company or any Subsidiary is in satisfactory repair and operating condition, ordinary wear and tear excepted.

                  (iii) With respect to the Leased Real Property, neither the Company nor any of its Subsidiaries has received a written notice of (i) any monetary default or other material default thereunder or (ii) non-compliance with any Applicable Laws.

                  (iv) Neither the Company nor any Subsidiary has received any written notice from any Governmental Authority with respect to the Real Property of any violations of any Applicable Laws, which violation is not in the process of being cured or contested in good faith

         (w)      Employee Benefits

                  . Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary has any employees in the United States. With respect to all of the employee benefit plans of the Company and its Subsidiaries (a) such plans are in material compliance with any Applicable Laws, including relevant tax laws, and the requirements of any trust deed under which they are established, (b) all employer and employee contributions to each such plan required by law or by the terms of such plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; and
                  (c) the fair market value of the assets of each funded plan, the liability of each insurer for any plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan.

         (x)      U.S. Employee Plans

                  . No employee benefit plan, policy, arrangement or agreement is maintained for the benefit of any US employee of the
                  Company  (each,   a  "Plan"),   no  Plan  is  intended  to  be
                  "qualified" within the meaning of Section 401(a) of the Internal Revenue Code, no Plan is subject to Title IV of Employee Retirement Income Security Act ("ERISA") and no liability under Title IV of ERISA has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a material risk to the Company of incurring a material liability thereunder.

         (y)      Insurance

                  . The Company and each of the Subsidiaries is insured with respect to the matters set forth in the Disclosure Letter. All such insurance is in full force and effect, and neither the Company nor any of the Subsidiaries is in default thereunder and all claims thereunder have been correctly filed in a due and timely manner. A list of all insurance policies held by the Company and each of the Subsidiaries with coverages in excess of One Million United States Dollars (US$1,000,000) is set forth in the Disclosure Letter.

         (z)      IFC Policies

                  . To the best of its Knowledge, neither the Company nor any Subsidiary is in violation of any of the policies set forth in Exhibit O (the "IFC Policies") and neither the Company nor any Subsidiary has received or is aware of any complaint, order, directive, claim, citation or notice from any Governmental Authority with respect to any matter of the Company's or such Subsidiary's compliance with the relevant environmental, health and safety laws and regulations in effect in any Country such as, without limitation, air emissions, discharges to surface water or ground water, noise emissions, solid or liquid waste disposal, or the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes.

         (aa)     HSR Warranty

                  . The HSR Form filed or to be filed by the Company under the HSR Act with the FTC and the Antitrust Division of the Department of Justice, was prepared and assembled in accordance with instructions issued by the FTC. To the best of its Knowledge, the information contained in the HSR Form is true, correct and complete in accordance with the HSR Act and its regulations, subject to the recognition that reasonable estimates have been made because books and records do not provide the required data.

5.       Pre-Closing Covenants

         . The Parties agree as follows with respect to the period, if any, between the execution of this Participation Agreement and the Closing Date and, if appropriate, the Subsequent Closing Date:

         (a)      General

                  . Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary in order to consummate the transactions contemplated by this Participation Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in section 6 below) and the other Transaction Documents.

         (b)      Notices and Consents

                  . Each of the Parties will give any notices, make any filings and use its reasonable best efforts to obtain any authorizations, consents, and approvals necessary to consummate the transactions described herein. Each of TCW, Telematica, and the Company shall use its best efforts to make a proper filing, and to cause the waiting period to expire or terminate under the HSR Act, and to take all other actions necessary to permit the consummation of the transactions contemplated by the Participation Agreement and the other Transaction Documents under the HSR Act.

         (c)      Operation of Business

                  . The Company will not, and will not cause or permit any Subsidiary to, prior to the Closing, engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, the Company will not, and will not cause or permit any Subsidiary, to take any action described in clauses
                  (ii) through (xii), or the last sentence of the second paragraph, of Section 4(f).

         (d)      Preservation and Conduct of Business

                  . The Company will keep its business and properties substantially intact, including each Subsidiary's present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, subscribers and employees and operate and carry on the Telecommunications Business in the ordinary course of business.

         (e)      Full Access

                  . The Company will permit, and the Company will cause each of the Subsidiaries to permit, representatives of the Investors to have full and complete access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such entities, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of such entities for the purpose of enabling the Investors or their representations to verify the accuracy of the representations and warranties contained herein, to verify that the covenants of this Participation Agreement have been complied with and to determine whether the conditions to Investors' performance set forth herein have been satisfied.

         (f)      Notice of Developments

                  . The Company will give prompt written notice to the Investors of any of the following that occur prior to the Subsequent Closing or the termination of this Agreement under the provisions of Section 8:

                  (i) any material adverse development causing or potentially causing a breach of any of the representations and warranties set forth in Section 4 above,

                  (ii)     any event which constitutes a material default in any
                           of  the  terms,   conditions  or  provisions  of  any
                           Material Contract, or

                  (iii) any other event or condition which could reasonably be expected to have a material adverse effect on the assets, operations, operating results, customer or employee relations, business or financial condition or prospects of the Company or of any Subsidiary.

                  Each Investor will give prompt written notice to the other Parties of any material adverse development that occurs prior to the Closing and causes a breach of any of its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Letter or prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.       Conditions to Obligations.

         (a)      Conditions to Obligations of Each Investor at the Closing

                  . The obligation of each Investor to consummate or cause to be consummated the transactions to be performed at the Closing as described in the appropriate clauses of Section 2(c) is subject to the satisfaction or waiver by it of the following conditions:

                  (i) Each other Party shall consummate or cause to be consummated the transactions contemplated in the appropriate clauses of Section 2(c) to be performed at the Closing;

                  (ii) the representations and warranties of the Company set forth in Section 4, and the representations and warranties of each other Investor set forth in
                           Section 3, shall have been true and correct at the execution hereof and shall be true and correct in all respects at and as of the Closing Date as if made on the Closing Date;

                  (iii) the Company and each other Investor shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

                  (iv) there have been received by the Investor opinions of counsel to the Company, in substantially the form(s) set forth in Exhibit J, addressed to all Investors and dated as of the Closing Date; and

                  (v) no court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgement, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing.

         (b)      Conditions to Obligations of the Company at the Closing

                  . The obligation of the Company to consummate or cause to be consummated the transactions to be performed at the Closing as described in Section 2(c)(v) is subject to the satisfaction or waiver of the following conditions:

                  (i) each Investor shall consummate or cause to be consummated the transactions contemplated in the appropriate clauses of Section 2(c) to be performed by it at the Closing;

                  (ii)     the  representations  and  warranties  set  forth  in
                           Section 3 above shall be true and correct in all material respects as to each Investor at and as of the Closing Date;

                  (iii) no court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgement, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing; and

                  (iv) each Investor shall have performed and complied with all of its respective covenants hereunder in all material respects through the Closing Date as if made on that Closing Date.

         (c)      Conditions to Obligations at the Subsequent Closing

                  . The obligation of any Party (the "Performing Party") to consummate or cause to be consummated the transaction to be performed at the Subsequent Closing as described in Section 2(d) is subject to the satisfaction or waiver by such Party of the following conditions:

                  (i) each other Party shall consummate or cause to be consummated the transactions contemplated in the appropriate clauses of Section 2(d) to be performed by it at the Subsequent Closing;

                  (ii) no court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgement, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Subsequent Closing;

                  (iii) any filing and waiting period requirements applicable pursuant to the HSR Act to the transactions contemplated to be performed or caused to be performed by the Performing Party shall have expired or been terminated; and

                  (iv) the representations and warranties of each other Party made as of the Subsequent Closing Date, (i) with respect to the Investors, in connection with Sections 3(e), 3(f), and 3(g), and (ii) with respect to the Company in connection with Sections 4(a), 4(b), 4(c), 4(d), 4(f) (except as approved by budget or action taken by the Board of Directors), 4(j), 4(k), 4(t) and, to the extent the condition relates to the IFC's obligations at the Subsequent Closing, 4(z), shall be true, correct and complete at and as of the Subsequent Closing Date as if made on the Subsequent Closing Date.

7. Indemnity. If any of the representations and warranties of the Company in this Participation Agreement or any Transaction Document is untrue or inaccurate as of the Closing Date or as of the date of the Subsequent Closing, or if any claim or lawsuit described in the Disclosure Letter is not settled as described therein, or if the Company or any of its Subsidiaries becomes a party to litigation arising out of events occurring before the Closing Date (any of the foregoing here referred to as an "Indemnity Event"), the provisions of
         Section 7(a) and, if appropriate, Section 7(b) shall apply:

                  (a) If, as a result of the Indemnity Event, the Company or any Subsidiary incurs a liability or otherwise suffers a loss in value, and such liability or loss in value is not fully offset by the value of any asset or benefit received by the Company or a Subsidiary in connection with the Indemnity Event (the extent to which not so offset being referred to herein as the "Negative Delta") then, subject to the limitations set out in Sections 7(d) and 7(e), the Company shall issue to each Investor, as an indemnity, an additional number of shares of the Company's stock having the same rights and preferences as the Series C Shares or, if any of the Series C Shares acquired pursuant to this Participation Agreement have been converted by such Investor, an additional number of shares of Common Stock, ("Indemnity Shares") calculated as follows:

                  (i) first, each Investor shall receive by way of indemnity a number of Indemnity Shares determined by multiplying the Negative Delta by the Investor's percentage of the equity of the Company acquired in the transactions contemplated by this Agreement (being the Series C Shares acquired at the Closing or the Subsequent Closing, those acquired or subject to acquisition in the exercise of the rights granted under the Option Agreement, and those issued or issuable to it pursuant to the Series C Warrants or the FondElec/Internexus Warrants), and dividing the sum by the Fair Value (taking into account the issuance of the Indemnity Shares) of a share of Common Stock;

                  (ii) second, each of FondElec and Internexus shall receive by way of indemnity a number of additional Indemnity Shares determined by multiplying the Negative Delta by its percentage of the equity of the Company obtained by it prior to the Closing or in the exercise of rights obtained by it prior to the Closing as reflected in Schedule 1 to the CCI Shareholders' Agreement, and dividing that product by the Fair Value (taking into account the issuance of the Indemnity Shares) of a share of Common Stock;

                  (iii) third, each Investor shall receive by way of indemnity such a number of additional Indemnity Shares as shall be required to restore the Investor to the percentage ownership of the Company that it would have had if no shares had been issued pursuant to clause (ii) above; and

                  (iv) fourth, each of FondElec and Internexus shall receive by way of indemnity such a number of additional Indemnity Shares as shall be required to restore it to the percentage ownership of the Company that it would have had if no shares had been issued pursuant to clause (i) above.

         An example of the foregoing indemnity calculations is set out in Exhibit P, and the Parties acknowledge that the method implicit in that example is to be used in making the calculations called for above. It is the Parties' intention and agreement that the indemnity to FondElec and Internexus be in lieu of the indemnities extended to them in connection with their various transactions with the Company prior to the Closing, and each of FondElec and Internexus (on behalf of itself and all parties which could claim by or through it) hereby waives all rights to make, and releases the Company from, indemnity obligations under all prior indemnity agreements or provisions.

                  (b) To the extent the Indemnity Event is not manifested in the Company, or any of its Subsidiaries, incurring a liability or suffering a loss in value not fully offset by the value of assets or benefits received in connection with the Indemnity Event, but nonetheless an Investor or any of its directors, officers, employees, agents or representatives (each, an "Indemnitee") suffers a loss or incurs liability as a result of the Indemnity Event, then the Company shall, subject to the limitations set out in Sections 7(d) and 7(e), indemnify such Indemnitee for the loss by making a payment to it in cash equal to the amount of the loss.

                  (c) If there occurs a disagreement between any Indemnitee and the Company as to the application of this Section 7, the matter shall be the subject of dispute resolution in the manner set out in Section 11(n).

                  (d) Claims under this Section 7 that are based on a breach of the Company's representations and warranties may be made only if notice of such breach is given by any Investor to the Company during the period of validity of such representations and warranties as set out in Section 4. No claim may be made pursuant to Section 7(a) with respect to a given Indemnity Event, unless either (i) the Negative Delta resulting from such event exceeds One Hundred Thousand Dollars (US$100,000), or (ii) such Negative Delta, when added to the Negative Delta resulting from earlier events as to which an indemnity pursuant to Section 7(a) has not been satisfied, exceeds Two Hundred Fifty Thousand Dollars (US$250,000). No claim may be made pursuant to Section 7(b) with respect to a given Indemnity Event unless either (i) the loss suffered by all Indemnitees by reason of such Indemnity Event for which a claim may be made under Section 7(b) exceeds One Hundred Thousand Dollars (US$100,000), or (ii) if such loss, when added to the losses suffered by all Indemnitees by reason of Indemnity Events as to which an indemnity pursuant to Section 7(b) has not been satisfied, exceeds Two Hundred and Fifty Thousand Dollars (US$250,000).

                  (e) The Company shall not have any obligation to indemnify an Indemnitee, whether under Section 7(a) or Section 7(b), to the extent that the loss suffered by the Indemnitee results from the breach of the relevant Investors' representations, warranties or agreements in the Participation Agreement or any other Transaction Document, or the Indemnitees' gross negligence or willful misconduct. The Company's obligations to issue stock by way of indemnity as set out in Section 7(a) shall constitute the sole remedy for breach of contract available to the Indemnitees by reason of the happening of any Indemnity Event, except to the extent Section 7(b) is applicable.

                  (f) At such time as the Company is obligated to indemnify any Indemnitee under Section 7(a) or Section 7(b), the Company shall also reimburse such Indemnitee for its reasonable attorney's fees and other out-of-pocket expenses of the Indemnitee, if any, incurred in enforcing its rights under
                  Section 7.

8.       Termination.

         (a)      Termination of Agreement

                  . The Parties may terminate this Participation Agreement as provided below:

                  (i)      The  Parties   may   terminate   this   Participation
                           Agreement  as  to  all  Parties  by  mutual   written
                           consent;

                  (ii)     Any  Investor  may   terminate   this   Participation
                           Agreement as to itself if,

                           (A)      prior to the Closing,
                                    (1)     the  Company  or any other  Investor
                                            has     breached    any    of    its
                                            representations,    warranties,   or
                                            covenants    contained    in    this
                                            Participation   Agreement   in   any
                                            material respect,

                                    (2)     such   Investor   has  notified  the
                                            Company  and each other  Investor of
                                            the breach prior to the Closing, and

                                    (3)     the  breach  has  continued  without
                                            cure  for a period  of two  business
                                            days after the notice of breach, or

                           (B) if the Closing shall not have occurred on or before October 28, 1999, or, with respect to the Subsequent Closing only, if the Subsequent Closing shall have not occurred on or before January 18, 2000; (unless the failure results primarily from such Investor breaching any representation, warranty, or covenant contained in this Participation Agreement); or

                           (C)      this   Participation   Agreement   has  been
                                    terminated as to any other Investor.

                  (iii)    The  Company   may   terminate   this   Participation
                           Agreement as to a given Investor if

                           (A)      (1)     such  Investor  has  breached any of
                                            its representations,  warranties, or
                                            covenants    contained    in    this
                                            Participation   Agreement   in   any
                                            material respect,

                                    (2)     the   Company   has   notified   the
                                            Investor of the breach, and

                                    (3)     the  breach  has  continued  without
                                            cure  for a period  of two  business
                                            days after the notice of breach, or

                           (B) if the Closing shall not have occurred on or before October 28, 1999, or, with respect to the Subsequent Closing only, if the Subsequent Closing shall have not occurred on or before January 18, 2000 (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Participation Agreement).

         (b)      Effect of Termination

                  . If any Party terminates this Participation Agreement pursuant to Section 8(a) above, all rights and obligations of the Party hereunder shall terminate without any liability of any Party to any other Party, except for any liability of the terminating Party resulting from a breach that occurs prior to the termination. A termination as to a given Investor as contemplated in clause (ii) or clause (iii) of Section 8(a) shall not have the effect of removing such Investor's performance from among the conditions precedent to any other Party's obligation hereunder as set out in Section 6, and each other Parties shall be obligated to proceed with its respective transactions contemplated hereunder only if and when all of the conditions to their obligations set out in
                  Section 6 are either fully performed, or expressly waived by the Party.

         (c)      Specific Performance

                  . Nothing in this Participation Agreement shall be interpreted to preclude any Party's right to seek and obtain specific performance of the terms of this Participation Agreement or any equitable remedy.

9.       D'Ambrosio Participation

         . Subject to the satisfaction or waiver of the conditions to the Company's obligation to consummate the transactions contemplated hereby as set forth in Section 6(b), each of the D'Ambrosios agrees to execute and deliver the CCI Shareholder's Agreement at the Closing. Each D'Ambrosio hereby represents and warrants to the Company and each Investor that (i) he or it has full power and authority to execute and deliver the CCI Shareholders' Agreement and to perform his or its or obligations thereunder, (ii) the CCI Shareholders' Agreement, when executed and delivered by him or it, will constitute his or its legally binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, moratorium, fraudulent conveyance and insolvency laws and by other laws affecting the rights of creditors generally, and except as may be limited by the availability of equitable remedies, (iii) there is no requirement of Applicable Law that any notice be given, nor any filing, authorization, consent or approval or any governmental agency be obtained in order that he or it may execute and deliver the CCI Shareholders' Agreement, and (iv) neither the execution nor the delivery by him or it of the CCI Shareholders' Agreement will violate any Applicable Laws to which he or to which it is subject or conflict with, result in the breach of, constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, any agreement to which he or to which it is subject.

10.      Removal of Legend;Use of Proceeds.

         . The Company agrees to remove, at the request of an Investor, any legend placed on the Investor's certificate covering any securities issued pursuant to this Participation Agreement or any of the Transaction Documents in order to comply with the requirements of U.S. Securities Laws at such time as no longer required thereby. The Company agrees that the purchase price received by the Company for the Series C Shares sold to Investors will be used by the Company only for the purposes set forth in the Use of Proceeds Summary attached in Schedule 3 to the Participation Agreement.

11.      Miscellaneous.

         (a)      Press Releases and Public Announcements

                  . No Party shall issue any press release or make any public announcement relating to the subject matter of this Participation Agreement without the prior written approval of each other Party; provided, however, that any Party may make any public disclosure it believes in good faith that it is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will advise the other Parties and afford such Parties a reasonable opportunity under the circumstances to comment prior to making the disclosure).

         (b)      No Third Party Beneficiaries

                  . This Participation Agreement shall not confer any rights or remedies upon any person or entity other than the Parties, their related Indemnitees and their respective successors and permitted assigns.

         (c)      Entire Agreement

                  . The English language version of this Participation Agreement and other Transaction Documents (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral (including, specifically, any letter of intent or letter or understanding between the Parties), to the extent they relate in any way to the subject matter hereof.

         (d)      Succession and Assignment

                  . This Participation Agreement shall be binding upon and inure to the benefit of the D'Ambrosios and the Parties and their respective successors and permitted assigns. Neither any D'Ambrosio nor any Party may assign either this Participation Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except to a Person to whom a Transfer of Company Equity is made free of the restrictions of Sections 2 and 3 of the CCI Shareholders' Agreement.

         (e)      Counterparts

                  . This Participation Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For purposes of this Participation Agreement, the delivery of a counterpart signature by telephonic facsimile transmission shall be deemed the equivalent of the delivery of an original counterpart signature.

         (f)      Headings

                  . The section headings contained in this Participation Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Participation Agreement.

         (g)      Notices

                  . All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when actually received, whether personally delivered, transmitted by fax or sent by reputable air courier (such as Federal Express or DHL) and addressed to the intended recipient as set forth below:

                  If to the Company:

                           Convergence Communications, Inc.
                           c/o Lance D'Ambrosio
                           102 West 500 South, Suite 320
                           Salt Lake City, Utah 84101
                           Fax:  (801) 532-6060

                  Copy to:

                           Parsons Behle & Latimer
                           201 South Main Street, Suite 1800
                           Salt Lake City, Utah  84111
                           Attention:  Scott R. Carpenter, Esq.
                           Fax:  (801) 536-6111

                  If to Telematica:

                           Telematica EDC, C.A.
                           Avenida Vollmer, San Bernardino - Apartado 2299 Caracas 1010-A-Venuezala
                           Attention:  Norberto Corredor
                           Fax:  011-582-502-3477

                  Copy to:

                           Angel Gabriel Viso
                           Viso Rodriguez Cottin Medina Garrido & Associados Torre Banvenez
                           Av. Francisco Solano, Sabana Grande
                           Caracas 1050, Venezuela
                           Fax:  011-582-762-4562

                           Arnold & Porter
                           555 Twelfth Street, N.W.
                           Washington, D.C.  20004-1206
                           Attention:  Bruce A. Adams
                           Fax:  (202) 942-5999

                  If to TCW:

                           TCW/CCI Holding LLC
                           200 Park Avenue, Suite 2100
                           New York, New York  10166
                           Attention:  Mr. Mario Baeza
                           Telephone:  (212) 771-4147
                           Fax:  (212) 771-4155

                  Copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York  10022
                           Attention:  Mr. Paul Schnell
                           Telephone:  (212) 735-2322
                           Fax:  (212) 735-7485

                  If to IFC:

                           International Finance Corporation
                           2121 Pennsylvania Avenue, NW
                           Washington, D.C.  20433  USA
                           Attention:  Umberto Pisoni
                           Telephone:  (202) 473-9143
                           Fax:  (202) 974-4403

                  If to Glacier:

                           Glacier Latin-America Ltd.
                           2999 NE 191 Street, #404
                           Aventura, FL  33180
                           Attention:  Mr. Gregorio Berliavsky
                           Telephone:  (305) 935-6511
                           Fax:  (305) 935-6512

                  If to FondElec:

                           FondElec Essential Services Growth Fund, L.P. 333 Ludlow Street
                           Stamford, CT  06902
                           Attention:  George Sorenson
                                        Gaston Acosta Rua
                           Fax: (203) 326-4578


                  If to Internexus:

                           Jorge Fucaraccio and/or
                           Pedro Schiller
                           Internexus S.A.
                           Peron 925, Piso 1
                           C1038AAS Buenos Aires
                           Argentina
                           Fax:  5411-4320-7560

                  Copy to:

                           Bazan-Cambre &Orts
                           Florida 234-Piso 4
                           C1005AAF-Buenos Aires
                           Argentina
                           Fax:  5411-4325-3564


                  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h)      Governing Law

                  . This Participation Agreement shall be governed by and construed in accordance with the domestic laws of the state of New York, United States of America, without giving effect to any choice or conflict of law provision or rule (whether of the state of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York.

         (i)      Amendments and Waivers

                  . This Participation Agreement may be amended, extended or modified by a writing signed by the Investors, the D'Ambrosios and the Company. No waiver shall be deemed to have been made unless in writing, nor shall any waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j)      Severability

                  . Any term or provision of this Participation Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k)      Expenses

                  . Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Participation Agreement and the transactions contemplated hereby.

         (l)      Construction

                  . The Parties have participated jointly in the negotiation and drafting of this Participation Agreement. In the event an ambiguity or question of intent or interpretation arises, this Participation Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Participation Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m)      Incorporation of Attachments and Exhibits

                  . The Schedules and Exhibits identified in this Participation Agreement are incorporated herein by reference and made a part hereof.

         (n)      Disputes.

                  (i) The provisions of this Section 11(n) shall be the sole and exclusive method for resolving disputes between the Parties or their successors or assigns arising under or relating to the transactions contemplated by this Participation Agreement or any other Transaction Documents. In the event there is a dispute under this Participation Agreement or any Transaction Documents, the Parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of any Party to the dispute, they will conciliate the dispute, utilizing a single conciliator pursuant to the ICC Rules of Optional Conciliation in a proceeding to take place in New York, New York, and carried out in the English language. If, after 60 calendar days, the mediation is not successful, then any Party to the dispute may bring arbitration to resolve the dispute as contemplated in this Section 11(n).

                  (ii) Assuming negotiations and mediation are unsuccessful, any Party to the dispute may submit the disagreement to binding arbitration by making a written demand for arbitration. The arbitration shall occur before a panel of three arbitrators in New York, New York, and shall be governed by the Rules of Arbitration of the International Chamber of Commerce including, in the event of more than two Parties to the dispute,
                           Article 10 of such rules. To assure predictability, the arbitrators shall be persons selected by the Parties with experience in telecommunication issues and commercial transactions. The arbitrators shall base their decision on the terms and conditions of this Participation Agreement, and shall not vary the same, New York statutory law, and judicial precedent, and will include in the award findings of fact and conclusions of law upon which the award is based. Subject to the limitation set out in the Indemnity clause above, the arbitrators may grant such legal or equitable relief as they deem to be appropriate, including money damages, specific performance and injunctive relief.

                  (iii) Questions of whether the dispute is subject to arbitration shall also be decided by the panel of arbitrators.

                  (iv) Any Party may request and obtain from a court of competent jurisdiction provisional or ancillary remedies for relief such as an injunction or the appointment of a receiver, but the institution of a judicial proceeding will not constitute a waiver of the right of such Party to submit a dispute to arbitration. Judgment upon an arbitration award may be entered in any court having jurisdiction. Subject to the award of the arbitrators, each Party shall pay an equal share of the arbitrators' fees, except the arbitrators shall have the power to award all expenses (including attorney's fees, costs and expert witness fees) to the prevailing Party, as determined by the arbitrators. All matters relative to the arbitration, including the result thereof, shall be maintained as confidential by all Parties to this Participation Agreement, except as required to obtain judgment upon an arbitration award or otherwise as required by law.

         (o)      Special IFC Covenants.

                  (i)      The  Company  and  its  Subsidiaries   shall  design,
                           construct, operate, maintain and monitor all of their sites, plant, equipment and facilities:

                           (A) in accordance with the IFC Policies; provided, however, that such obligation shall not be deemed to require the Company or any Subsidiary to perform an environmental assessment of projects proposed nor shall the IFC have the right to approve or disapprove any proposed operation of the Company or any Subsidiary;

                           (B) in compliance with the environmental mitigation and management measures, as well as applicable environmental, indigenous peoples, involuntary resettlement, cultural property protection, occupational health and safety requirements, and any child labor and forced labor laws, rules and regulations (including any international treaty obligations; if any) of the Governmental Authority of any Country;

                  (ii) Neither the Company nor its Subsidiaries shall use the proceeds of the sale of the Series C Shares to IFC in the territories of any country other than less-developed countries in which IFC is actively pursuing operations (as described in its 1999 annual report) or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country.

         (p)      Reporting to IFC.

                  (i) Within ninety (90) days after the end of each fiscal year, deliver to IFC an annual monitoring report, confirming compliance with the applicable national or local requirements, the IFC Policies, the environmental mitigation and management measures and Section (o)(i) or, as the case may be, detailing any non-compliance together with the action being taken to ensure compliance.

                  (ii) As soon as possible but no later than five (5) days after its occurrence, notify IFC of any incident or accident involving the Company or any of its Subsidiaries which has or may reasonably be expected to have an adverse effect on the environment, health or safety, including, without limitation, explosions, spills or workplace accidents which result in death, serious or multiple injury or major pollution, specifying, in each case, the nature of the incident or accident, the on-site and off-site impacts arising or likely to arise therefrom and the measures the Company or such Subsidiary is taking or plans to take to address those impacts; and keep IFC informed of the on-going implementation of those measures.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                         CONVERGENCE COMMUNICATIONS, INC.

                                         By:  /s/ Lance D'Ambrosio
                                             -----------------------------------
                                         Its:
                                             -----------------------------------

                                         TELEMATICA EDC, C.A.

                                         By:   /s/ Noberto Corredor
                                             -----------------------------------
                                         Its:  Duly Authorized
                                             -----------------------------------

                                         TCW/CCI HOLDING LLC

                                         By:   /s/ Mario L. Baeza
                                             -----------------------------------
                                         Its:  Chairman and CEO
                                             -----------------------------------

                                         INTERNATIONAL FINANCE CORPORATION

                                         By:
                                             -----------------------------------
                                         Its:
                                             -----------------------------------

                                         GLACIER LATIN-AMERICA LTD.

                                         By:   /s/ David Liebman
                                             -----------------------------------
                                         Its:  Assistant Treasurer
                                             -----------------------------------

                                         FONDELEC ESSENTIAL SERVICES
                                         GROWTH FUND, L.P.

                                         By: FondElec E.S.G.P. Corp.

                                         Its: General Partner

                                         By:   /s/ Gaston Acosta-Rua
                                             -----------------------------------
                                         Its:  Director
                                             -----------------------------------

                                         INTERNEXUS S.A.

                                         By:  /s/ Peter Schiller
                                             -----------------------------------
                                         Its:  Duly Authorized
                                             -----------------------------------

                                         JOINDER FOR PURPOSES OF SECTION 9:

                                                /s/ Lance D'Ambrosio
                                         ---------------------------------------
                                         Lance D'Ambrosio

                                                /s/ Troy D'Ambrosio
                                         ---------------------------------------
                                         Troy D'Ambrosio


                                         ESTATE OF GEORGE S. D'AMBROSIO

                                         By:    /s/ Lance D'Ambrosio
                                             -----------------------------------
                                         Its:
                                             -----------------------------------




              EXHIBITS                                  SCHEDULES
              --------                                  ---------
1. Exhibit A  CCI Stock Purchase Agreement  1. Schedule 1 Definitions

2. Exhibit B  Option Agreement              2. Schedule 2 Rights and Preferences
                                                          of Series C Shares

3. Exhibit C  Series C Warrant              3. Schedule 3 Use of Proceeds
                                                          Summary
4. Exhibit D  FondElec/Internexus Warrant

5. Exhibit E  CCI Shareholders' Agreement

6. Exhibit F  Registration Rights Agreement

7. Exhibit G  Salvador Subscription Agreement

8. Exhibit H  Salvador Shareholders' Agreement

9. Exhibit I  Colombia Letter of Intent

10.Exhibit J  Closing Opinions

   Exhibit J-1 Thelen Reid & Priest LLP Enforceability Opinion

   Exhibit J-2 Parsons Behle & Latimer Estate Opinion

   Exhibit J-3 Parsons Behle & Latimer Corporate Opinion

11.Exhibit K   Partial Release of the Salvador Note

12.Exhibit L   Subsequent Closing Opinion

13.Exhibit M   CCI Salvador's Acknowledgment of Capitalization of
               Inter-company Receivable

14.Exhibit N   Financial Statements

15.Exhibit O   IFC Policies

16.Exhibit P   Example of Indemnity Calculations


                                   SCHEDULE 1.

                              INDEX OF DEFINITIONS.

         For purposes of the Participation Agreement and the other Transaction Documents, the following words and phrases shall have the meanings identified as follows (where a reference is to a Recital, Section or clause, the same shall be taken to be to the corresponding provision of the Participation Agreement unless otherwise noted):

         "Applicable Law" means all published constitutions, statutes, rules, regulations, orders, decrees, codes, rulings, charges, injunctions, or judgments applicable to the entity or person in question with respect to a relevant matter.

         "Budget" shall have the meaning set forth in the first recital of the Participation Agreement.

         "Business Day" means a day on which banks are open both in the State of New York and in Caracas, Venezuela.

         "Business Plan" shall have the meaning set forth in the first recital.

         "CCI Companies" shall have the meaning set forth in Section 4(b) of the CCI Shareholders' Agreement.

         "CCI Salvador" shall mean Chispa Dos Inc., a Cayman Islands limited liability company.

         "CCI  Shareholders'  Agreement"  shall  have the  meaning  set forth in
         Section 2(a)(vi).

         "CCI Stock  Purchase  Agreements"  shall have the  meaning set forth in
         Section 2(a)(i).

         "Closing" shall have the meaning set forth in Section 2(a).

         "Closing Date" shall be the date on which the Closing occurs.

         "Colombia Letter of Intent" shall have the meaning set forth in Section 2(x).

         "Common Stock" means the shares of common stock of Convergence Communication, Inc. with a par value of $0.001 each.

         "Company" shall have the meaning set forth in the preamble.

         "Company Equity" shall have the meaning given in the second recital of the CCI Shareholders' Agreement.

         "Company Shares" shall have the meaning given in the second recital of the CCI Shareholders' Agreement.

         "Control" (and, with correlative meaning, "Controlled by" and "under Common Control with") means the possession, directly or indirectly, of the power to direct the management of a Person through ownership of voting securities, exercise of contract rights, or otherwise.

         "Control Affiliate" of a Shareholder Party means a Person that Controls, is Controlled by or under Common Control with the Shareholder Party, or succeeds to all or substantially all of the business and assets of the Shareholder Party.

         "Country" shall mean Costa Rica, El Salvador, Guatemala, Panama, Mexico and Venezuela.

         "Disclosure Letter" shall have the meaning set forth in recital A.

         "Environmental Law" shall mean all the United States, Guatemala, El Salvador, Venezuela, Costa Rica, Panama, Mexico, Argentina and New Zealand, and other countries, federal, provincial, state and local laws, regulations rules and ordinances, relating to pollution or protection of the environment, and to human health and safety including, without limitation, laws relating to release, discharges, leaching, migration or disposal of hazardous, toxic, or radioactive substances, oils, pollutants or contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of such substances, oils, pollutants or contaminants.

         "Fair Value" shall mean, with respect to a share of Common Stock, (a) if the shares are listed or admitted for trading on any Recognized Exchange, the last reported sales price as reported on such exchange or market, if available; (b) if the shares are not listed or admitted for trading on any Recognized Exchange or no such last sale information is available, the average of the last reported closing bid and asked quotation for the shares as reported on NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the shares are not listed or admitted for trading on any Recognized Exchange or included in The Nasdaq National Market or Nasdaq or Nasdaq SmallCap Market or quoted by a similar service, the average of the last reported bid and asked quotation for the shares as quoted by a market maker in the shares (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation). In the absence of any available public quotations for the Common Stock, "Fair Value" shall be as is determined by an investment advisor of international standing reasonably acceptable to the Company and three out of TCW, Telematica, Internexus and FondElec, based upon conventional valuation methodologies that the advisor believes are appropriate in the circumstances.

         "Financial  Statements"  shall  have the  meaning  set forth in Section
         4(f).

         "FondElec" shall have the meaning set forth in the preamble.

         "Fond Elec  December  Note" shall have the meaning set forth in recital
         C.

         "FondElec/Internexus  Warrant"  shall  have the  meaning  set  forth in
         Section 2(a)(v).

         "FTC"  means the  Federal  Trade  Commission  of the  United  States of
         America.

         "GAAP" means generally accepted accounting principles and practices, as set forth in the opinions and pronouncements adopted by a significant segment of the accounting profession (including any generally recognized applicable principles or standards boards, committees or professional organizations) of the country in question (as such principles are applied in such country as of the date of the financial statement or other documents with respect to which the term is used) and, with respect to the United States, the accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

         "Going-In Value" shall mean seven and 50/100 United States Dollars (US$7.50), except that if, as of the date the Going-In Value is used in any calculation, there has occurred any subdivision or combination of outstanding shares of common stock, that amount shall be proportionately reduced or increased, as appropriate, or if, as of that date, shares of Common Stock have been issued as a dividend or other distribution on Common Stock, that amount shall be multiplied by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution.

         "Glacier" shall have the meaning set forth in the preamble.

         "Governmental Authority" shall mean any national or local government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial body of United States,
         Guatemala, El Salvador, Venezuela, Costa Rica, Panama, Mexico, Argentina or New Zealand.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR Form" shall have the meaning set forth in Section 3(h).

         "IFC" shall have the meaning set forth in the preamble.

         "IFC Policies" shall have the meaning set forth in Section 4(z).

         "Indemnitee" shall have the meaning set forth in Section 7.

         "Indemnity Event" shall have the meaning set forth in Section 7.

         "Indemnity Shares" shall have the meaning set forth in Section 7.

         "Internexus" shall have the meaning set forth in the preamble.

         "Internexus  December Note" shall have the meaning set forth in recital
         D.

         "Investors" shall have the meaning set forth in the preamble.

         "Knowledge" means the knowledge of the Company or any of the Subsidiaries and of each Person who is serving or who has at any time served as a director or officer of the Company or any of the Subsidiaries and all knowledge that any such Person could be expected to discover or otherwise become aware of had he or she fulfilled his or her responsibilities as a director or officer of the Company or any of the Subsidiaries, as the case may be.

         "Lien" as to any Person, shall mean any mortgage, lien, pledge, charge, preferential payment arrangement, security interest, other encumbrance, or preferential agreement having the effect of constituting a security interest, including without limitation, any equivalent interest or right created or arising under the laws of any country where the person owns property.

         "Material Contracts" means all contracts, agreements, instruments and documents to which the entity in question (or any one or more of its subsidiaries) is a party, (i) the breach, violation or default of which by that entity (or its subsidiaries) would have a material adverse affect on the business, properties, assets, conditions (financial or otherwise), or results of operations of the entity and its subsidiaries, taken as a whole, (ii) which provides for aggregate payments during the term thereof to be made or received by the Company in excess of Two Hundred and Fifty Thousand United States Dollars (U.S. $250,000) or (iii) provides any Person any preemptive or other preferential rights with respect to the issuance by such entity or subsidiaries.

         "Metrotelecom" shall have the meaning set forth in Section 4(e).

         "Negative Delta" shall have the meaning set forth in Section 7.

         "Offering Memorandum" means the private placement memorandum of the Company dated April 1999, previously delivered to the Investor, relating to the offer and sale of the Company's to-be-designated Series C Preferred Stock.

         "Option  Agreement"  shall  have  the  meaning  set  forth  in  Section
         2(a)(iii).

         "Participation Agreement" shall have the meaning set forth in the preamble.

         "Person" means a natural person, corporation, society, partnership, joint venture, unincorporated association or other entity, including any governmental, multilateral or quasi-public entity.

         "Prior Agreement" shall have the meaning set forth in the third recital of the CCI Shareholders' Agreement.

         "Publicly Traded Securities" shall have the meaning given in Section 2(a) of the CCI Shareholders' Agreement.

         "Qualified Disposition" shall have the meaning given in Section 2(a) of the CCI Shareholders' Agreement

         "Qualified Public Offering" shall have the meaning given in Section 2(b) of the CCI Shareholders' Agreement.

         "Realized Valuation Event" shall have the meaning set forth in Section 2 of the Shareholders Agreement.

         "Recognized Exchange" means the New York Stock Exchange, the American Stock Exchange or the National Market System for the National Association of Securities Dealers Automated Quotation System, or any successor entities thereto.

         "Registration  Rights  Agreement"  shall have the  meaning set forth in
         Section 2(a)(vii).

         "Remedy Parties" shall have the meaning set forth in Section 8(d).

         "Reports" shall have the meaning set forth in Section 4(r).

         "Salvador   Notes"   shall  have  the  meaning  set  forth  in  Section
         2(a)(viii).

         "Salvador Shareholders'  Agreement" shall have the meaning set forth in
         Section 2(a)(ix).

         "Salvador   Shares"  shall  have  the  meaning  set  forth  in  Section
         2(a)(viii).

         "Salvador  Subscription  Agreement" shall have the meaning set forth in
         Section 2(a)(viii).

         "SEC" shall have the meaning set forth in Section 4(r).

         "Securities" shall have the meaning set forth in Section 3(e).

         "Securities Act" shall have the meaning set forth in Section 3(e).

         "Series C Shares" shall have the meaning set forth in Section 2(a)(i).

         "Series  C  Warrant"  shall  have the  meaning  set  forth  in  Section
         2(a)(iv).

         "Shareholders' Parties" shall have the meaning set forth in the first recital of the CCI Shareholder's Agreement.

         "Subsequent Closing" shall have the meaning set forth in Section 2(a).

         "Subsequent Closing Date" shall mean the date on which the Subsequent Closing occurs.

         "Subsidiary" shall mean any Person that is Controlled by the Company. The Persons listed in clause 1(d) of Section 4(c) of the Disclosure Letter (except Comunicaciones Centurion S.A.) shall be included within the meaning of the term "Subsidiary".

         "Target Value" means an amount determined as of a given time that is equal to the greater of (a) twice the Going-In Value or (b) an amount that, when discounted to the Going-In Value from the date of calculation to the Closing Date yields a return equal to the daily equivalent of 40% per annum or greater, calculated on the basis of a 365 day year for the number of days elapsed.

         "TCW" shall have the meaning set forth in the preamble.

         "Telecommunications Business" shall have the meaning set forth in the recital.

         "Telematica" shall have the meaning set forth in the preamble

         "Transaction  Documents"  shall have the  meaning  set forth in Section
         2(a).

         "Transaction Resulting in a Change of Interest" is a transaction engaged in by the Company or any Subsidiary as a result of which the rights or preferences of the Shareholder Parties derived from their holding of Company Equity are reduced, the ownership interests of the Shareholder Parties in the Company (or, indirectly, in any Subsidiary) relative to each other are changed, representation provided in Section 5 of the CCI Shareholders' Agreement are adversely affected, or their right of Shareholder Parties to participate in corporate governance as provided in Section 6 of the CCI Shareholders' Agreement are limited.

         "U.S. Securities Law" means the Securities Act and all other federal securities laws of the United States and the securities laws of its separate states, together with the regulations issued pursuant thereto.

         "WCI" shall mean WCI de Cayman, Inc., a Cayman Islands limited liability company.